Exhibit 99.1

News Release

	Contact:	Jessica Kershaw
410-271-0540
Jessica.Kershaw@ngc.com

Northrop Grumman Announces Leadership Changes

FALLS CHURCH, Va. – May 14, 2024 – Northrop Grumman Corporation (NYSE: NOC) announces that Dave Keffer, corporate vice president and chief financial officer, has announced his intent to retire, effective February 21, 2025, to spend more time with family. In addition, Mark Caylor, corporate vice president and president of Mission Systems, has announced his intent to retire, effective July 26, 2024.

The board of directors has elected Kenneth B. Crews, vice president of business management and chief financial officer for the Space Systems sector, to succeed Keffer, effective October 1, 2024. Crews will become vice president, Corporate Finance on July 1, and work directly with Keffer to ensure a smooth transition.

Effective July 1, Roshan Roeder, corporate vice president and president of Defense Systems, will succeed Caylor as president of Mission Systems. The board of directors also has elected Ben Davies corporate vice president and president, Defense Systems sector, to succeed Roeder. Davies is currently corporate vice president and general manager of the Strategic Deterrent Systems (SDS) division in Space Systems. The SDS division, which includes the Sentinel program, also will be realigned into Defense Systems effective July 1.

Commenting on these changes, Kathy Warden, chair, chief executive officer and president, said, “I am excited to welcome these proven and capable internal leaders to our executive leadership team. This is a testament to the strength of our Northrop Grumman extended leadership team, and our commitment to thoughtful and well-executed succession planning. These are the right leaders to execute our strategy, keep a laser focus on performance and continue to create value for our customers and shareholders.

“On behalf of our company and board of directors, I want to thank Dave and Mark for their significant contributions to our business. In his five years in the CFO role, Dave has played a key role in guiding our company financial strategy through extraordinary circumstances and has built and led a best-in-class finance team.

Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com

“Mark has made significant contributions to our company, holding key roles in finance, strategy and operations. Most recently, he’s helped pave the way for our continued technology leadership and profitable growth in the Mission Systems sector.”

Prior to his current role in the Space Systems sector, Crews was chief financial officer for Mission Systems. He has worked in multiple sectors at Northrop Grumman since joining the company in 2004, to include the corporate headquarters, where he was director of financial planning and analysis. Crews earned a bachelor’s degree in finance from Florida State University and a master’s degree in business administration from the Crummer Graduate School of Business at Rollins College.

Roeder was elected president of Defense Systems in October 2022. Prior to this, she was vice president and general manager of the Airborne Multifunction Sensors division in the Mission Systems sector. In her 22-year career with Northrop Grumman, she has led many different businesses and functions for the company. She holds a bachelor’s degree in computer engineering from Virginia Tech.

In his 26-year career with Northrop Grumman, Davies has held many leadership positions, including general manager for Mission Systems’ Networked Information Solutions division, B-2 program manager and sector chief information officer. He holds a bachelor’s degree in electrical engineering and computer science from the University of California at Berkeley and a master’s degree in engineering management from California State University, Northridge.

The company is reaffirming 2024 financial guidance, as shared during the last quarterly earnings call on April 25.

Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

Note: Statements in this press release, and statements to be made on the conference call, including in any accompanying materials, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements. These forward-looking statements speak only as of the date when made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date of this release or the date of the call, except as required by applicable law. Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. A discussion of these risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission.

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Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com